                                                                   Exhibit 10(m)

                           MANAGEMENT INCENTIVE PLAN
                           Heller International, Inc.
                           ------------------------

                          (Effective January 1, 1987)
                           (Revised January 1, 1989)

1.   Eligibility
     -----------

     Participation in the Management Incentive Plan (MIP) is limited to those positions which can directly impact company results and whose contribution to those results can be sufficiently measured.

II.  Plan Cycle
     ----------
     The Plan cycle is twelve calendar months. A new cycle will start every January 1.

III. Target Awards:
     -------------
     The target bonus award will vary by MIP bonus category as shown in the table below. A position is assigned to a bonus category based on the following criteria:

          -- Duties and responsibilities of the position
          -- Competitive bonus survey data
          -- Salary grade of the position
          -- Internal equity

                                                Bonus Target
             MIP Bonus                        as a Percent of
              Category                      Eligible Base Salary
              --------                      --------------------
                 1                                   50%
                 2                                   40%
                 3                                   35%
                 4                                   30%
                 5                                   25%
                 6                                   20%
                 7                                   15%
                 8                                   10%

The target bonus opportunity is expressed as a percentage of a participant's eligible base salary. Eligible base is defined as the "W-2" base earnings from January 1 through December 31. If an individual becomes a participant during the Plan year, his/her eligible base will be base salary earned from the date the participant entered the Plan until year-end.


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IV.  Award Pool
     ----------
     The sum of the participants' target bonuses creates the projected target award pool. Each participant's target bonus includes a company component and a unit component.

     The percentage of each component is shown below:

  Component   Corporate   Vice Chairman   Business
    Factor      Staff     HOC President     Unit
    ------      -----     -------------     ----

    Company      75%           50%           25%
    Unit         25%           50%           75%
                ---           ---           ---
                100%          100%          100%

Funding of the award pool is based on the achievement of specific company and business/staff objectives. The maximum overall award pool cannot exceed 150% of the target award pool amount.

The Compensation Committee, based on the recommendation of the CEO, is responsible for evaluating end-of-year results against planned objectives and determining a results factor for each business/staff unit and the company. Revised component percentages for the company and business/staff units are calculated by multiplying target component percentages times appropriate results factors.

Then the target bonus pool is adjusted by the company and business unit performance to arrive at the final revised bonus pool. This final bonus pool is allocated to individuals based on their relative performance as measured by their objectives.

The Chief Executive Officer with the approval of the Compensation Committee may:

-- Allocate an award pool amount to each business/staff unit in a different proportion than generated by the revised component percentage calculation.

-- Authorize additional funds in excess of the overall company revised award pool for the incremental cost in excess of formula for guaranteed MIP awards or retention awards.

V.  Individual Performance Measures and Awards
    ------------------------------------------

     An Individual Objectives Worksheet must be completed and approved for each MIP participant. Financial and non-financial criteria that are explicit, measurable and consistent with business/staff unit and company business plans will be used to measure individual goal achievement results.


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     Line Positions:  Awards will be based on the participants' individual results which are determined by comparing end-of-year results to planned objectives. Individual payouts may be less or more than the results of the individuals' specific business units.

     The aggregate of each individual's award recommendations cannot exceed the funding of the award pool for the unit. Individual awards are based on each individual's relative contribution to the achievements of the business unit and may have to be adjusted downward if recommended awards exceed pool maximums.

     Corporate Staff: Awards will be based on the participants Individual Performance Factor which incorporates the Individual Results Factor described above as part of the Summary Appraisal Rating.

                                            Individual
          Summary Appraisal Rating      Performance Factor
          ------------------------      ------------------

       1.  Greatly Above Requirements       110% - 130%
       2.  Above Requirements                90% - 115%
       3.  Meets Requirements                70% - 100%
       4.  Below Requirements              Discretionary
       5.  Unacceptable                          0

VI.  Management Incentive Plan Payout
     --------------------------------
     Payouts will be made after the financial results of the company have been determined for the Plan year -- generally in March. Payouts are calculated for staff positions by multiplying the participant's revised target bonus by his/her Individual Performance Factor. For line positions, the award pool is apportioned among individuals based on each participant's relative contribution to the business unit's overall achievement. In both cases, however, individual awards may need to be adjusted so that the aggregate of individual payouts does not exceed the total unit pool amount.

                         SAMPLE MIP PAYOUT CALCULATION

                              Eligible  MIP    Component Percentage    Bonus
                                Base     %     Company 75%-Unit 25%    Amount
                              --------  ----  ----------------------  --------
Plan Participant               $60,000   20%     $3,000      $9,000   $12,000
(Target)
End of Year Results Factor                         x 90%       x 95%
                                              ---------   ---------
                                                 $2,700      $8,550

Revised Bonus Target                                                  $11,250
Individual Attainment*                                                   x 90%
                                                                      -------
Final MIP Award                                                       $10,125


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* Individual attainment is used to illustrate a calculation, but final individual awards may be adjusted to conform to the constraints of the award pool.

VII. Administration of the Plan
     --------------------------

     Policies: The Plan shall be administered by employees designated by the Chief Executive Officer of the company. These designated employees shall have the authority to approve eligibility to participate in the Plan; to establish the terms and conditions under which the awards become payable; and to adopt such rules and regulations and make all other determinations deemed necessary or desirable for the implementation and administration of the Plan.

     Plan Changes: Any changes in the design of the Plan herein described must be approved by the Chief Executive Officer. The Chief Executive Officer may discontinue the Plan at any time. The Chief Executive Officer's decisions and determinations on all Plan matters shall be made in his sole discretion and shall be conclusive.

     Transfers: A participant in the Plan who transfers from one business unit to another during the year will have his/her MIP award prorated for the amount of time spent in each business unit. Employees who become eligible to participate in the Plan during the year will be eligible for a prorata profit sharing contribution.

     Termination of Employment: In the event that a participant's employment should terminate before December 31, no payout will be made for that year.

     Any participant who dies, becomes disabled, or retires during a Plan cycle will receive a cash award, paid at the end of the Plan cycle, if applicable, prorated based on the number of completed months of participation in the Plan cycle.

     New Participants: Any individual hired or transferred into a MIP position after October 1, will not be eligible for a MIP award for that year.


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